UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2020 (February 11, 2020)

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

As previously disclosed, on February 6, 2020, OneWater Marine Inc., a Delaware corporation (the “Company”), One Water Marine Holdings, LLC, a Delaware limited liability company (“OneWater LLC”), and One Water Assets & Operations, LLC, a Delaware limited liability company (“Opco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and SunTrust Robinson Humphrey, Inc. (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”).

On February 11, 2020, the Company completed its initial public offering (the “Offering”) of 5,307,693 shares of the Company’s Class A Common Stock, which includes the exercise in full of the Underwriters’ option to purchase up to 692,308 additional shares of Class A Common Stock pursuant to the Underwriting Agreement, at a price to the public of $12.00 per share. The material terms of the Offering are described in the prospectus, dated February 6, 2020 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission on February 10, 2020, which forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-232639) (the “Registration Statement”).

A description of the Underwriting Agreement is contained in the Company’s current report on Form 8-K, filed on February 11, 2020, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 thereto and is incorporated by reference herein.

Registration Rights Agreement

 On February 11, 2020, in connection with the closing of the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders identified on the signature pages thereto. Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of Class A Common Stock under certain circumstances, as described below.

At any time after the 180-day lock-up period described in the Prospectus and subject to the certain limitations, any Holder(s) (as defined in the Registration Rights Agreement) has the right to require the Company to prepare and file a registration statement registering the offer and sale of a certain number of Registrable Securities (as defined in the Registration Rights Agreement). Generally, the Company is required to file such registration statement within 45 business days of such Demand Notice (as defined in the Registration Rights Agreement); or, if the Company is not then eligible to register the Registrable Securities for resale on Form S-3, within 60 business days of such Demand Notice. Subject to certain exceptions, the Company will not be obligated to effect a demand registration within 90 business days after the closing of any underwritten offering of shares of Class A Common Stock requested by a Holder.

The Company is not obligated to file more than three demand registrations for each Holder or its affiliates. The Company is also not obligated to effect any demand registration, among other things, unless the Registrable Securities requested to be included therein have an aggregate value of at least $7.5 million or consist of all of the Registrable Securities then held by the Holder(s) delivering the notice (the “Initiating Holder(s)”), as applicable.

In addition, any Initiating Holder(s) then able to effectuate a demand registration has the right, upon written notice to the Company to require the Company, subject to certain limitations, to effect a distribution of any or all of its shares of Class A Common Stock by means of an underwritten offering; provided, that the Registrable Securities of such Initiating Holder(s) requested to be included in such underwritten offering have an aggregate value of at least equal to $7.5 million or consist of all of the Registrable Securities then held by such Initiating Holder as of such date.

Subject to certain exceptions, if at any time the Company proposes to register an offering of Class A Common Stock or conduct an underwritten offering, whether or not for the Company’s own account, then the Company must notify each Holder of such proposal reasonably in advance of the anticipated submission or filing date (in the case of a registration) or the commencement of the offering (in the case of an underwritten offering), to allow such Initiating Holder(s) to include a specified number of their shares of Class A Common Stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. Subject to certain limitations, the Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Master Reorganization Agreement

On February 11, 2020, in connection with the Offering, the Company entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with, among others, OneWater LLC and Opco.

Subject to the terms and conditions set forth in the Master Reorganization Agreement, the parties thereto agreed to effect a series of restructuring transactions in connection with the Offering, as a result of which (a) one Legacy Owner (as defined below) holding a preferred distribution right in OneWater LLC received a cash payment of approximately $3.2 million in exchange for the surrender of the preferred distribution right; (b) OneWater LLC provided certain of the existing owners of OneWater LLC, including Goldman Sachs & Co. LLC and certain of its affiliates (collectively, “Goldman”), affiliates of The Beekman Group (“Beekman”) and certain members of the Company’s management team, the right to receive a tax distribution to cover taxable income arising as a result of OneWater LLC’s operating income through the period ending on the date of the closing of the Offering; (c) OneWater LLC’s limited liability company agreement was amended and restated to, among other things, provide for a single class of common units representing ownership interests in OneWater LLC (the “OneWater LLC Units”); the Company’s certificate of incorporation and bylaws were amended and restated; and all of the existing membership interests in OneWater LLC held by the existing owners of OneWater LLC (the “Legacy Owners”) were exchanged for OneWater LLC Units; (d) Goldman and Beekman received an aggregate of 2,148,806 OneWater LLC Units upon exercise of certain previously held warrants; (e) certain Legacy Owners contributed, directly or indirectly, their OneWater LLC Units to the Company in exchange for 780,213 shares of Class A Common Stock; (f) the Company issued 5,307,693 shares of Class A Common Stock (including the full exercise of the Underwriters’ option to purchase additional shares of Class A Common Stock) to purchasers in this Offering in exchange for the proceeds of this Offering; (g) each Legacy Owner that continues to own OneWater LLC Units after the Offering (a “OneWater Unit Holder”) received a number of shares of Class B common stock equal to the number of OneWater LLC Units held by such OneWater Unit Holder following this Offering; (h) the Company contributed the net proceeds of this Offering to OneWater LLC in exchange for an additional number of OneWater LLC Units such that the Company holds a total number of OneWater LLC Units equal to the number of shares of Class A Common Stock outstanding following the Offering; (i) OneWater LLC contributed cash to Opco in exchange for additional units therein and (j) Opco used such cash as well as cash on hand and borrowings under the Term and Revolver Credit Facility (as defined below), to redeem all of the outstanding preferred units in Opco held by Goldman and Beekman for cash.

The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Receivable Agreement

On February 11, 2020, in connection with the Offering, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) with certain of the Legacy Owners that will continue to be OneWater Unit Holders. The Tax Receivable Agreement generally provides for the payment by the Company of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Offering as a result of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such OneWater Unit Holder’s OneWater LLC Units pursuant to the exercise of the Redemption Right or the Call Right (each as defined in the Tax Receivable Agreement) or that relate to prior transfers of such OneWater LLC Units that will be available to the Company as a result of its acquisitions of those units and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these net cash savings.

If the Company elects to terminate the Tax Receivable Agreement early (or it is terminated early due to the Company’s failure to honor a material obligation thereunder or due to certain mergers, asset sales, other forms of business combinations or other changes of control), it would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement) and such payment is expected to be substantial.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Tax Receivable Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Fourth Amended and Restated Limited Liability Company Agreement of One Water Marine Holdings, LLC

On February 11, 2020, in connection with the Offering, the members of OneWater LLC entered into the Fourth Amended and Restated Limited Liability Company Agreement of OneWater LLC (the “OneWater LLC Agreement”). The OneWater LLC Agreement, among other things, (i) converted all of the membership interests of OneWater LLC into a single class of units in OneWater LLC (referred to herein as the OneWater LLC Units) and (ii) admitted the Company as the sole managing member of OneWater LLC. In accordance with the terms of the OneWater LLC Agreement, the holders of OneWater LLC Units generally have the right (the “Redemption Right”), subject to certain limitations, to cause OneWater LLC to redeem all or at least a minimum portion of their OneWater LLC Units for, at OneWater LLC’s election, (i) shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OneWater LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications or (ii) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of OneWater LLC) will have the right (the “Call Right”) to acquire each such OneWater LLC Unit directly from the exchanging OneWater Unit Holder for, at its election, (x) shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OneWater LLC Unit acquired, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications or (y) an equivalent amount of cash. In connection with any redemption of OneWater LLC Units pursuant to the Redemption Right or Call Right, the corresponding number of shares of the Company’s Class B common stock will be cancelled.

The foregoing description of the OneWater LLC Agreement and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the OneWater LLC Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Amended and Restated Credit and Guaranty Agreement

On February 11, 2020, in connection with the closing of the Offering, the Company entered into the Amended and Restated Credit and Guaranty Agreement (the “Term and Revolver Credit Facility”), by and among OneWater LLC, OpCo, Singleton Assets & Operations, LLC, a Georgia limited liability company, Legendary Assets & Operations, LLC, a Florida limited liability company, South Florida Assets & Operations, LLC, a Florida limited liability company, Midwest Assets & Operations, LLC, a Delaware limited liability company, Bosun’s Assets & Operations, LLC, a Delaware limited liability company and South Shore Lake Erie Assets & Operations, LLC, a Delaware limited liability company (collectively, the “Companies”), certain other subsidiaries of the Company and OneWater LLC, as Guarantors, Goldman Sachs Specialty Lending Group, L.P., as administrative agent and collateral agent (“GSSLG”) and the lenders party thereto from time to time. The Term and Revolver Credit Facility amends and restates the prior credit agreement, dated as of October 28, 2016, by and among OneWater LLC, the Companies, GSSLG and the lenders party thereto, and, among other things, extends the term of the agreement and provides for an increase in the amount of borrowings available. All capitalized words used but not defined herein have the meanings assigned in the Term and Revolver Credit Facility.

The Term and Revolver Credit Facility provides for loans up to an aggregate principal amount of up to $110.0 million, which consists of a $100.0 million senior secured multi-draw term loan facility, a $10.0 million senior secured revolving credit facility and an uncommitted and discretionary multi-draw term loan accordion feature of up to $20.0 million. The Term and Revolver Credit Facility has a five-year term with a maturity date of February 11, 2025.

The Term and Revolver Credit Facility will bear interest at a rate that is equal to, at the Company’s option, (i) LIBOR for such interest period (subject to a 1.50% floor) plus an applicable margin of up to 7.00%, subject to step-downs to be determined based on certain financial leverage ratio measures, or (ii) a base rate (subject to a 4.50% floor) plus an applicable margin of up to 6.00%, subject to step-downs to be determined based on certain financial leverage ratio measures. Interest will be payable quarterly for base rate borrowings and up to quarterly for LIBOR borrowings.

For a twelve-month period after entry into the Term and Revolver Credit Facility, we may elect to repay interest on borrowings in kind, subject to a 2.00% premium on the interest rate for such amounts repayable in kind. The Term and Revolver Credit Facility is subject to certain conditions, including the maintenance of certain financial covenants related to minimum fixed charge coverage, maximum senior leverage ratio, minimum availability or liquidity at all times and maximum total leverage ratio. The Term and Revolver Credit Facility also contains various covenants and restrictive provisions that, among other things, limit the ability of the Company and its subsidiaries to (i) incur additional debt, guarantees or liens; (ii) consolidate, merge or transfer all or substantially all of its assets; (iii) make certain investments, acquisitions or other restricted payments; (iv) modify certain material agreements or organizational documents and (v) engage in certain types of transactions with affiliates or shareholders.

The Term and Revolver Credit Facility is collateralized by certain real, personal and mixed property (including Capital Stock) of the Company and its subsidiaries in which liens are granted under the Collateral Documents. The collateral under the Term and Revolver Credit Facility does not include inventory of the Company’s subsidiaries financed under the Inventory Financing Facility (defined below). On February 11, 2020, in connection with the execution of the Term and Revolver Credit Facility, the Companies, OneWater LLC, the Company and certain subsidiaries of the Company from time to time party thereto also entered into the Amended and Restated Pledge and Security Agreement with GSSLG, pursuant to which the Company and its subsidiaries, as grantors thereunder, agreed to secure their obligations under the Credit Documents by certain of their assets (including Capital Stock).

A portion of the borrowings under the Term and Revolver Credit Facility was used, together with cash on hand and the net proceeds of the offering, to redeem certain preferred units in OpCo held by Goldman and Beekman. Goldman is an affiliate of GSSLG and is also a stockholder of the Company. For additional information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

The foregoing description is qualified in its entirety by reference to the full text of the Term and Revolver Credit Facility, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Sixth Amended and Restated Inventory Financing Agreement

On February 11, 2020, in connection with the Offering, the Company and certain of its subsidiaries (the “Dealers”) entered into the Sixth Amended and Restated Inventory Financing Agreement (the “Inventory Financing Facility”) with Wells Fargo Commercial Distribution Finance, LLC as agent (the “Agent”) for the lenders thereto from time to time and for itself as a lender, and such lenders. All capitalized words used but not defined herein have the meanings assigned in the Inventory Financing Facility.

The Inventory Financing Facility amends and restates the Fifth Amended and Restated Inventory Financing Agreement, dated as of November 26, 2019, to, among other things, permit certain payments and transactions contemplated by or in connection with the Offering, including payments under the Tax Receivable Agreement.

Under the Inventory Financing Facility, the lenders may extend loans to the Dealers from time to time to enable the Dealers to purchase new inventory from certain manufacturers and to purchase pre-owned inventory. The maximum amount of borrowing available under the Inventory Financing Facility is $392.5 million, and the Inventory Financing Facility has a termination date of September 28, 2021.

The interest rate for amounts outstanding under the Inventory Financing Facility is calculated using the one month LIBOR plus an applicable margin of 2.75% to 5.00% for new boats and for rental units and at the new boat rate plus 0.25% for pre-owned boats. The collateral for the Inventory Financing Facility consists primarily of our inventory that is financed through the Inventory Financing Facility and related assets, including accounts receivable, bank accounts, and proceeds of the foregoing, and excludes the collateral that underlies the Term and Revolver Credit Facility.

The Inventory Financing Facility contains certain affirmative covenants that, among other things, require the Dealers to keep all collateral at specified locations and to provide Agent with certain notices and information. The Inventory Financing Facility also limits the Dealers’ abilities to take certain actions without the Agent’s prior written consent, including disposing of or transferring collateral, undergoing a merger, consolidation or restructuring, completing acquisitions, entering into additional financing arrangements, incurring additional liens and making certain payments, such as dividends to holders of any Dealer’s or guarantor’s capital stock, redemptions of such stock, and management fees. Additionally, under the Inventory Financing Facility, the Company’s Funded Debt to EBITDA Ratio must not exceed 2.00 to 1.00, and its Fixed Charge Coverage Ratio must not be less than 1.50 to 1.00.

The foregoing description is qualified in its entirety by reference to the full text of the Inventory Financing Facility, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

2020 Omnibus Incentive Plan

The description of the OneWater Marine Inc. 2020 Omnibus Incentive Plan (the “OIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the OIP is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01          Completion of Acquisition or Disposition of Assets.

On February 11, 2020, in connection with the closing of the Offering, the Company completed the reorganization transactions contemplated by the Master Reorganization Agreement. The information set forth in Item 1.01 hereto under “Master Reorganization Agreement” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto under “Amended and Restated Credit and Guaranty Agreement” and “Sixth Amended and Restated Inventory Financing Agreement” is incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereto under “Master Reorganization Agreement” is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 hereto under “Registration Rights Agreement” and Item 5.03 hereto is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Omnibus Incentive Plan

On February 6, 2020, the board of directors of the Company (the “Board”) adopted the OIP for the benefit of officers, employees and directors of the Company and its affiliates and certain other persons who provide services to the Company or its affiliates. The OIP provides for the grant of the following types of awards: (i) incentive stock options, except that incentive stock options may only be granted to a person who is an employee of the Company or its affiliate; (ii) stock options that do not qualify as incentive stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) dividend equivalents; (vii) other stock-based awards; (viii) cash awards; (ix) substitute awards and (x) performance awards. Subject to adjustment in accordance with the terms of the OIP, 10% of the fully diluted shares of the Company’s outstanding Class A Common Stock, which is currently 1,385,799 shares of Class A Common Stock, has been reserved for issuance pursuant to awards under the OIP. Class A Common Stock subject to an award that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares (including forfeiture of restricted stock awards) and shares withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards under the OIP. The OIP will be administered by the Board, except to the extent that the Board elects a committee of directors of the Board to administer the OIP.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the OIP, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Grant of Awards to Officers

In connection with the consummation of the Offering, the Company granted to its named executive officers equity-based awards under the OIP, which consist of (i) 17,333 restricted stock units subject to time-based vesting (“RSUs”) for each of Messrs. Singleton and Aisquith, and (ii) 10,000 RSUs for Mr. Ezzell.

Employment Agreements

Singleton Employment Agreement

On February 11, 2020, in connection with the Offering, OneWater LLC entered into an employment agreement with Philip Austin Singleton, Jr. (the “Singleton Employment Agreement”), pursuant to which Mr. Singleton will continue to serve as the Chief Executive Officer of the Company from February 11, 2020 until February 11, 2024 unless sooner terminated as provided in the Singleton Employment Agreement.

Beginning on February 11, 2020 and continuing through September 30, 2022, Mr. Singleton will be paid a base salary of $670,000 per year, with annual increases, if any, thereafter, as may be determined in the sole discretion of the Company’s Compensation Committee of the Board. Mr. Singleton will be eligible to receive an annual incentive bonus each fiscal year which is a percentage or multiple of $520,000 to be determined based on certain performance criteria specified in the Singleton Employment Agreement. Pursuant to the Singleton Employment Agreement, Mr. Singleton will also receive annual equity grants, beginning with the Company’s fiscal year that began on October 1, 2019.

Upon termination without cause or resignation for good reason, Mr. Singleton will continue to receive base salary for a period of two years and may receive an annual incentive bonus for two years following termination. No severance will be paid if Mr. Singleton is terminated for cause or resigns without good reason. Pursuant to the Singleton Employment Agreement, Mr. Singleton will not compete against the Company or solicit any of its employees for a period of two years following the date of his departure.

The foregoing description of the Singleton Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Singleton Employment Agreement which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Aisquith Employment Agreement

On February 11, 2020, in connection with the Offering, OneWater LLC entered into an employment agreement with Anthony Aisquith (the “Aisquith Employment Agreement”), pursuant to which Mr. Aisquith will continue to serve as the President and Chief Operating Officer of the Company from February 11, 2020 until February 11, 2024 unless sooner terminated as provided in the Aisquith Employment Agreement.

Beginning on February 11, 2020 and continuing through September 30, 2022, Mr. Aisquith will be paid a base salary of $670,000 per year, with annual increases, if any, thereafter, as may be determined in the sole discretion of the Company’s Compensation Committee. Mr. Aisquith will be eligible to receive an annual incentive bonus each fiscal year which is a percentage or multiple of $520,000 to be determined based on certain performance criteria specified in the Aisquith Employment Agreement. Pursuant to the Aisquith Employment Agreement, Mr. Aisquith will also receive annual equity grants, beginning with the Company’s fiscal year that began on October 1, 2019.

Upon termination without cause or resignation for good reason, Mr. Aisquith will continue to receive base salary for a period of two years and may receive an annual incentive bonus for two years following termination. No severance will be paid if Mr. Aisquith is terminated for cause or resigns without good reason. Pursuant to the Aisquith Employment Agreement, Mr. Aisquith will not compete against the Company or solicit any of its employees for a period of two years following the date of his departure.

The foregoing description of the Aisquith Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Aisquith Employment Agreement which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Ezzell Employment Agreement

On February 11, 2020, in connection with the Offering, OneWater LLC amended its existing employment agreement with Jack Ezzell (as amended, the “Ezzell Employment Agreement”), pursuant to which Mr. Ezzell will continue to serve as the Chief Financial Officer of the Company from February 11, 2020 until February 11, 2024 unless sooner terminated as provided in the Ezzell Employment Agreement.

Beginning on February 11, 2020 and continuing through September 30, 2022, Mr. Ezzell will be paid a base salary of $400,000 per year, with annual increases, if any, thereafter, as may be determined in the sole discretion of the Company’s Compensation Committee. Mr. Ezzell will be eligible to receive an annual incentive bonus each fiscal year which is a percentage or multiple of $100,000 to be determined based on certain performance criteria specified in the Ezzell Employment Agreement. Pursuant to the Ezzell Employment Agreement, Mr. Ezzell will also receive annual equity grants, beginning with the Company’s fiscal year that began on October 1, 2019.

Upon termination without cause or resignation for good reason, Mr. Ezzell will continue to receive base salary for a period of one year and may receive an annual incentive bonus for one year following termination. No severance will be paid if Mr. Ezzell is terminated for cause or resigns without good reason. Pursuant to the Ezzell Employment Agreement, Mr. Ezzell will not compete against the Company or solicit any of its employees for a period of one year following the date of his departure.

The foregoing description of the Ezzell Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Ezzell Employment Agreement which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On February 11, 2020, prior to the closing of the Offering, the Company filed with the Secretary of State of the State of Delaware its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On February 11, 2020, in connection with the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number		Description
2.1	¥	Master Reorganization Agreement, dated as of February 11, 2020, by and among One Water Marine Holdings, LLC, One Water Assets & Operations, LLC, OneWater Marine Inc. and the other parties thereto.
3.1		Amended and Restated Certificate of Incorporation of OneWater Marine Inc., as filed with the Secretary of State of the State of Delaware on February 11, 2020.
3.2		Amended and Restated Bylaws of OneWater Marine Inc., effective as of February 11, 2020.
4.1		Registration Rights Agreement, dated as of February 11, 2020, by and among OneWater Marine Inc. and the stockholders named therein.
10.1		Tax Receivable Agreement, dated as of February 11, 2020, by and among OneWater Marine Inc. and the TRA Holders and the Agents named therein.
10.2		Fourth Amended and Restated Limited Liability Company Agreement of One Water Marine Holdings, LLC, dated as of February 11, 2020.
10.3	#¥
Amended and Restated Credit and Guaranty Agreement, dated as of February 11, 2020, by and among the Company, certain of its subsidiaries, the various lenders from time to time party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent, collateral agent, syndication agent, documentation agent and lead arranger.

10.4	#¥
Sixth Amended and Restated Inventory Financing Agreement, dated as of February 11, 2020, by and among the Company, certain of its subsidiaries, the lenders party thereto from time to time and Wells Fargo Commercial Distribution Finance, LLC, in its individual capacity and as agent for the lenders and for itself.

10.5	†	OneWater Marine Inc. 2020 Omnibus Incentive Plan.
10.6	†	Employment Agreement, dated as of February 11, 2020, between One Water Marine Holdings, LLC and Philip A. Singleton, Jr.
10.7	†	Employment Agreement, dated as of February 11, 2020, between One Water Marine Holdings, LLC and Anthony Aisquith.
10.8	†	Employment Agreement, dated as of February 11, 2020, between One Water Marine Holdings, LLC and Jack Ezzell.

†	Compensatory plan or arrangement.

#	Specific terms in this exhibit (indicated therein by asterisks) have been omitted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed.

¥
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Philip Austin Singleton, Jr.
Name: Philip Austin Singleton, Jr.
Title: Chief Executive Officer

Dated: February 18, 2020